UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2013

One Horizon Group, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Weststrasse 1, Baar
Switzerland		CH6340
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011 41 41 760 5820

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2013, Mr. Mark White, the registrant’s Chief Executive Officer, and Mr. Brian Collins, the registrant’s Vice President and Chief Technology Officer, each made a loan to the registrant of $250,000 (each, a “Loan”). In exchange for each Loan, the registrant issued to each of Messrs. White and Collins a convertible promissory note (the “Convertible Note”), in the initial principal amount of each Loan. Each Loan bears interest at the rate of .21% per annum, must be repaid in one year, is prepayable without penalty and is prepayable at the option of the registrant at any time following its issuance in cash or in shares of its common stock, par value $.0001 per share (“Common Stock”) at the rate of $0.0086 per share.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On January 22, 2013, in exchange for the Loan, the registrant issued to each of Mr. Mark White and Mr. Brian Collins, a Convertible Note in the principal amount of $250,000, for an aggregate financial obligation of $500,000.

Please see Item 1.01 for a description of the terms of the Loan and Convertible Note.

The registrant’s obligations under the Convertible Note are accelerated, upon the occurrence of any of the following events: (a) the registrant’s failure to make payment of principal and interest when due under the Convertible Note which failure continues for a period of five (5) days after written notice to the registrant; (b) upon the filing by or against the registrant of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within ninety (90) days after the filing of such petition; (c) upon the execution by the registrant of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the registrant’s assets or property; or (d) any breach of a material representation or warranty of the registrant under the Convertible Note that cannot be cured in ten (10) business days from the date the registrant receives notice of such breach.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On January 22, 2013, the registrant issued to each of Mr. Mark White and Mr. Brian Collins, a Convertible Note. In the event that the registrant determines to repay the Loan evidenced by the Convertible Notes through the issuance of shares of Common Stock, it will issue 29,190,000 shares of Common Stock to each of Messrs. White and Collins, not including any shares of Common Stock issuable in respect of the interest that accrues on the Loans through the payment date.

The Convertible Notes, together with any shares of Common Stock issuable by the registrant upon the payment thereof, were issued in reliance upon the exemption from registration afforded by Regulation S and on Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Registrant

Date: January 28, 2013	By:	/s/ Martin Ward
Martin Ward, Chief Financial Officer

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